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                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE (hereinafter referred to as "this Amendment") is made on this 20 day of November, 1996, by and between:

                  UNITED STATES LAND RESOURCES, L.P., a New Jersey limited partnership, having an address in care of Berger & Bornstein, P.A., P.O. Box 2049, 237 South Street, Morristown, New Jersey, 07962-2049
                  (hereinafter referred to as the "Landlord').

                  and

                  ANADIGICS, INC., a Delaware corporation, having an address at 35 Technology Drive, Warren, New Jersey 07059
                  (hereinafter referred to as the "Tenant").


         WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of April 26, 1996 (hereinafter referred to as the "Lease"), under which Tenant leases from Landlord certain premises ("Demised Premises") located at 141 Mt. Bethel Road, Warren, New Jersey; and

         WHEREAS, the Lease provided that the Landlord was to commence and/or complete certain work or satisfy certain conditions by prescribed dates; and

         WHEREAS, Landlord has completed certain work and fulfilled certain of the conditions to the satisfaction of the Tenant; and

         WHEREAS, the parties have agreed to change certain dates contained in the Lease with respect to certain work or conditions which have not as yet been completed or satisfied; and

         WHEREAS, the Parties wish to memorialize in an amendment to the Lease that certain of the work and conditions have been completed or fulfilled to the satisfaction of Tenant and that the parties have agreed to change certain dates for the completion or satisfaction by Landlord of certain other work and conditions,


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         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Tenant agrees that the condition in Paragraph 2b of the Lease requiring Landlord to receive an affirmative vote of the planning board with respect to the site plan shall be deemed satisfied in full, irrespective of the August 1, 1996 requirement contained therein, and, therefore, Tenant shall no longer have any right to terminate the Lease or other remedy with respect to said condition.

         2. The dates of December 31, 1996 and January 10, 1997 set forth in paragraph 2b with respect to the right of Tenant to terminate the Lease if the Commencement Date does not occur by a specified date, are changed to March 31, 1997 and April 10, 1997, respectively.

         3. The first sentence of paragraph 2c of the Lease is deleted and the following inserted in its place:

                  In the event the Landlord has not completed any paving work which Landlord is obligated to do pursuant to the terms of the Lease (except for the "top coat" which Landlord shall not be obligated to complete until June 1, 1997) by March 31, 1997, Tenant may by written notice to Landlord, notify Landlord that Tenant intends to complete said work.

         4. The December 31, 1996 date referred to in paragraph 2d of the Lease with respect to completion of site work other than the aforesaid landscaping and top coat paving, is changed to March 31, 1997.

         5. Tenant agrees that the condition contained in paragraph 2e of the Lease with respect to roof work which Landlord was obligated to perform shall be deemed satisfied in full, irrespective of the July 1, 1996 or the August 1, 1996 requirements contained therein, and, therefore, Tenant shall no longer have any self help or other remedies under the Lease with respect to this condition.

         6. The December 31, 1996 date referred to in paragraph 2f of the Lease with respect to the substantial completion of the work on the "skin" of the building, is changed to February 28, 1997. The parties acknowledge that included in the installation of the "skin" is any finish work integrating the "skin" and the roof so as to form a water tight connection.

         7. Tenant agrees that the condition contained in paragraph 2g of the Lease with respect to substantial completion of demolition of certain interior items by Landlord shall be deemed satisfied in full, irrespective of the August 1, 1996 requirements contained therein, and, therefore, Tenant shall no longer have any self help or other remedies under the Lease with respect to this condition.

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         8. The December 31, 1996 date contained in paragraph 16a of the Lease with respect to the remediation of certain chemicals in the area shown on Exhibit F by Landlord, is changed to February 28, 1997.

         9. Tenant agrees that the requirements contained in paragraph 16a of the Lease with respect to the remediation of asbestos and "lead dust" by Landlord, shall be deemed satisfied in full, irrespective of the June 1, 1996 requirements contained therein, and, therefore, Tenant shall no longer have any self help or other remedies under the Lease with respect to these conditions.

         10. Tenant acknowledges that it knows of no default on the part of either Landlord or itself under the Lease, nor does it know of any matter or fact, which upon the giving of notice or the passage of time, or both, would constitute a default under the Lease by either Landlord or itself.

         11. Except as modified by this Amendment, the Lease shall remain unmodified and Tenant acknowledges that it has no existing offsets or defenses with respect to the Lease, as amended by this Amendment or to Tenant's obligations thereunder.

         12. The Lease, as amended by this Amendment, is and shall remain in full force and effect and shall constitute the full and complete expression of the lease agreement between the parties with respect to the Demised Premises.

         13. This Amendment will bind and inure to the benefit of the Landlord and Tenant and their respective legal representatives, successors and permitted assigns.

         The parties have executed this Amendment to the Lease on the day and year first above written.

                                   LANDLORD:

                                   UNITED STATES LAND RESOURCES, L.P.
                                   By:  United States Reality Resources, Inc.
                                        General Partner


                                   By:_______________________________
                                       Lawrence S. Berger, President



                                   TENANT:
                                   ANADIGICS, INC.



                                   By: _________________________________